UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

LIQUIDIA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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(3)
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LIQUIDIA TECHNOLOGIES, INC.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
www.liquidia.com
NOTICE OF RESCHEDULED SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 13, 2020
To the stockholders of Liquidia Technologies, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Liquidia Technologies, Inc., previously scheduled to be held on October 21, 2020, at 4:30 p.m., Eastern Time, has been rescheduled and will now be held virtually on Friday, November 13, 2020, at 4:30 p.m., Eastern Time, at www.meetingcenter.io/287587626, to consider and take action with respect to the following:
(1)
to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2020, among Liquidia Technologies, Inc., RareGen, LLC, which we refer to as RareGen, Liquidia Corporation, which we refer to as HoldCo, Gemini Merger Sub I, Inc., which we refer to herein as Liquidia Merger Sub, Gemini Merger Sub II, LLC, which we refer to herein as RareGen Merger Sub, and PBM RG Holdings, LLC, which we refer to herein as the Members’ Representative, pursuant to which we and RareGen will each become a subsidiary of HoldCo, and each share of Liquidia Technologies common stock will be automatically converted into one share of HoldCo common stock and to approve the merger of Liquidia Merger Sub with and into Liquidia Technologies;

(2)
to consider and vote on a proposal to approve the Liquidia Corporation 2020 Long-Term Incentive Plan, which we refer to as the HoldCo 2020 Incentive Plan, effective upon the completion of the proposed Merger Transaction;

(3)
to consider and vote on a proposal to approve the Liquidia Corporation 2020 Employee Stock Purchase Plan, which we refer to as the HoldCo 2020 ESPP, effective upon the completion of the proposed Merger Transaction;

(4)
to ratify the appointment of PricewaterhouseCoopers LLP as HoldCo’s independent registered public accounting firm for the year ending December 31, 2020; and

(5)
to consider and vote upon a proposal to grant discretionary authority to our board of directors to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposals 1, 2, 3 or 4.

We may also transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.
These are the same matters that were stated in the Notice of Special Meeting of Shareholders dated September 16, 2020 and are discussed in greater detail in the definitive Proxy Statement that we filed with the Securities and Exchange Commission on September 17, 2020, as supplemented on October 8, 2020, November 2, 2020 and hereby.
In connection with the rescheduled special meeting, the record date of September 14, 2020 has not changed. Only our stockholders of record at the close of business on September 14, 2020 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof.

Due to concerns regarding the novel coronavirus (COVID-19) pandemic and to protect the health and safety of our employees and stockholders, the special meeting will be a virtual meeting conducted solely online via live webcast and can be attended by visiting www.meetingcenter.io/287587626. If you plan to attend the meeting virtually on the Internet, you must register by following the instructions contained in the Voting Procedures section of this proxy statement/prospectus. In connection with the special meeting, you will be asked to consider and vote on certain stockholder proposals which are more fully described below and in the accompanying proxy statement/prospectus. Whether or not you plan to virtually attend the special meeting, we urge you to read the proxy statement/prospectus (and any documents exhibited to the proxy statement/prospectus or incorporated into the proxy statement/prospectus by reference) and consider such information carefully before voting. This is an important special meeting that affects your investment in Liquidia. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the special meeting.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND VIRTUALLY, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
We cannot complete the Merger Transaction unless holders of a majority of the outstanding shares of Liquidia Technologies common stock entitled to vote on the matter have voted “FOR” Proposal 1, as described above.
By Order of the Board of Directors,
/s/ Neal F. Fowler
Neal F. Fowler
Chief Executive Officer and Director
November 5, 2020
Morrisville, North Carolina

SUPPLEMENT TO THE DEFINITIVE MERGER PROXY STATEMENT
This is a supplement to the definitive merger proxy statement (the “Supplement”) on Schedule 14A filed by Liquidia Technologies, Inc., a Delaware corporation (“Liquidia Technologies”, “we” or “our”), with the Securities and Exchange Commission (“SEC”) on September 17, 2020 (as supplemented by a supplement to such definitive merger proxy statement, filed by Liquidia Technologies on October 8, 2020, the “Definitive Merger Proxy Statement”). The information contained on this Schedule 14A is incorporated by reference into the Definitive Merger Proxy Statement. The Definitive Merger Proxy Statement was filed in connection with the special meeting of Liquidia Technologies stockholders (the “Special Meeting”) to consider and vote upon: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2020, among Liquidia Technologies, RareGen, LLC (“RareGen”), Liquidia Corporation (“HoldCo”), Gemini Merger Sub I, Inc. (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, and PBM RG Holdings, LLC, pursuant to which we and RareGen will each become a subsidiary of HoldCo, and each share of Liquidia Technologies common stock will be automatically converted into one share of HoldCo common stock (the “Merger Transaction”), and to approve the merger of Liquidia Merger Sub with and into Liquidia Technologies; (2) a proposal to approve the Liquidia Corporation 2020 Long-Term Incentive Plan, effective upon the completion of the proposed Merger Transaction; (3) a proposal to approve the Liquidia Corporation 2020 Employee Stock Purchase Plan, effective upon the completion of the proposed Merger Transaction; (4) ratification of the appointment of PricewaterhouseCoopers LLP as HoldCo’s independent registered public accounting firm for the year ending December 31, 2020; and (5) a proposal to grant discretionary authority to our board of directors to adjourn or postpone the Special Meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposals 1, 2, 3 or 4.
All page references in the information below are to the pages in the Definitive Merger Proxy Statement and, unless the context otherwise requires, all capitalized terms used but not defined below have the meanings ascribed to them in the Definitive Merger Proxy Statement. This Supplement is being filed by Liquidia Technologies with the SEC to supplement certain information contained in the Definitive Merger Proxy Statement and should be read in conjunction with the Definitive Merger Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Merger Proxy Statement remains unchanged. The Liquidia Technologies board of directors unanimously recommends that stockholders vote “FOR” Proposals 1-5 described above. If you have not already submitted a proxy for use at the Special Meeting since the distribution of the Definitive Merger Proxy Statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Liquidia Technologies stockholders may have previously received or delivered following the distribution of the Definitive Merger Proxy Statement. No action is required by any Liquidia Technologies stockholder who has previously delivered a proxy or voting instructions following the distribution of the Definitive Merger Proxy Statement and who does not wish to revoke or change that proxy or voting instructions.
SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE MERGER PROXY STATEMENT
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Background of the Merger Transaction” beginning on page 90 is supplemented as follows:
By adding the following paragraphs to the end of the “Background of the Merger Transaction” section on page 94 as follows:
On October 16, 2020, we received an unsolicited offer to enter into a License Agreement for the Company’s LIQ861 product candidate, providing for an exclusive license, including the right to sublicense, to develop and commercialize LIQ861 (the “Offer”). The Offer was conditioned upon the Company terminating the Merger Agreement.
On October 17, 2020, our board of directors met, with our management and representatives of Jefferies and DLA Piper in attendance, to discuss the Offer. On October 17, 2020, we provided notice to RareGen of our receipt of the Offer. On October 18, 2020, our Board determined that the Offer was reasonably likely to become a Superior Proposal.
On October 19, 2020, we announced that we were postponing the special meeting of stockholders to approve the transactions related to the Merger Agreement that was originally scheduled for October 21,

2020, to provide our board of directors sufficient time to evaluate whether the Offer constituted a “Superior Proposal” under the Merger Agreement.
Between October 19, 2020 and November 1, 2020, we had several calls with the party which made the Offer, its counsel, and our counsel, DLA Piper, and our financial advisor, Jefferies, to discuss the Offer. During this time, we negotiated the terms and conditions of the potential License Agreement and continued to evaluate whether the Offer constituted a Superior Proposal under the Merger Agreement. The parties did not reach agreement on terms of a License Agreement.
With regard to the Offer, the party was seeking the exclusive right to develop and commercialize LIQ861 in North America.
In exchange for these and other rights and other obligations, the Offer provided for an upfront payment upon signing, a payment upon closing, and an additional payment upon FDA approval of LIQ861 if closing occurred (the “NDA Approval Milestone”). Such payments would aggregate $150 million, one-half of which was contingent upon the NDA Approval Milestone. The Offer provided for low double-digit royalties on net sales of LIQ861, with minimum royalties for each of the first five years after achieving the NDA Approval Milestone.
The closing of the transactions contemplated by the License Agreement would have been subject to closing conditions, including the approval of the License Agreement and the transactions contemplated thereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
The License Agreement would have been conditioned upon us terminating the Merger Agreement. Pursuant to the terms of the License Agreement, if the License Agreement had been signed and we were to terminate the Merger Agreement, the counterparty to the License Agreement would have reimbursed us for the $7.5 million termination fee payable to RareGen under the terms of the Merger Agreement.
On November 1, 2020, our board of directors met with members of our management team and representatives of Jefferies and DLA Piper. Representatives of Jefferies and DLA Piper reviewed the terms of the proposed License Agreement and representatives of Jefferies presented its financial analysis with respect to the proposed License Agreement. After consultation with our financial and legal advisors, our board of directors unanimously determined that the Offer and proposed License Agreement was not a Superior Proposal under the Merger Agreement, and we subsequently informed the counterparty that we were terminating discussions with respect to the Offer and proposed License Agreement. Our board of directors considered a number of factors in reaching this decision, including, but not limited to, the scope of the license requested, the lack of an obligation to commercialize LIQ861, and the degree of uncertainty to close the transactions contemplated by the License Agreement. Our board of directors considered these factors, among others, in determining that the proposed License Agreement was not a Superior Proposal.
As a result, our board of directors reaffirmed its determination that the Merger Agreement and the proposed Merger Transaction are advisable, fair to, and in the best interests of, us and our stockholders. Accordingly, our board of directors recommends that our stockholders vote FOR adoption of the Merger Agreement and approval of the Liquidia Merger.
— END OF SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT —
Important Information About the Merger Transaction and Where to Find It
In connection with the proposed Merger Transaction, the Company and Liquidia Corporation have filed documents with the SEC, including the filing by Liquidia Corporation of a registration statement on Form S-4, which was declared effective on September 16, 2020 (the “Registration Statement”), the filing by Liquidia Corporation of a final prospectus on September 17, 2020 (the “Final Prospectus”) and the filing by Liquidia Technologies of the Definitive Merger Proxy Statement on September 17, 2020 and mailing of the Definitive Merger Proxy Statement to its stockholders commencing September 18, 2020. Investors and security holders of Liquidia Technologies and RareGen are urged to read the Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement, this Supplement and any other relevant documents, as well as any amendments or additional supplements to these documents, carefully and in their entirety because they contain important information. Investors and security holders may obtain free copies of the

Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement, this Supplement and other documents filed with the SEC by Liquidia Technologies and Liquidia Corporation through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Liquidia Technologies at the following:
Liquidia Technologies, Inc.
Jason Adair
www.liquidia.com
Investor Relations
(919) 328-4350
Jason.adair@liquidia.com
How to Attend the Meeting
The Special Meeting will be a completely virtual meeting of Liquidia Technologies stockholders to be held on November 13, 2020 at 4:30 p.m., Eastern Time, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of Liquidia Technologies as of the close of business on September 14, 2020, the record date for the Special Meeting, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/287587626. You also will be able to vote your shares online by attending the Special Meeting by webcast. To participate in the Special Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is LQDA2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions in the Definitive Merger Proxy Statement. The online meeting will begin promptly at 4:30 p.m., Eastern Time. We encourage you to access the Special Meeting 15 minutes prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in the Definitive Merger Proxy Statement.
Participants in the Solicitation
Liquidia Technologies, RareGen and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger Transaction and related matters. Information regarding Liquidia Technologies’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Liquidia Technologies’ Form 10-K for the year ended December 31, 2019 and its proxy statement filed on April 28, 2020, as supplemented on October 8, 2020 and November 2, 2020, which are filed with the SEC. Additional information is available in the Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Cautionary Note on Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed Merger

Transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Liquidia Technologies and RareGen caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain Liquidia Technologies stockholder and regulatory approvals, or the possibility that they may delay the Merger Transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Merger Transaction; (ii) the risk that a condition to closing of the Merger Transaction may not be satisfied; (iii) the ability of Liquidia Technologies and RareGen to integrate their businesses successfully and to achieve anticipated cost savings and other synergies; (iv) the possibility that other anticipated benefits of the proposed Merger Transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment; (v) potential litigation relating to the proposed Merger Transaction that could be instituted against Liquidia Technologies, RareGen or their respective officers or directors; (vi) possible disruptions from the proposed Merger Transaction that could harm Liquidia Technologies’ or RareGen’s business, including current plans and operations; (vii) the ability of Liquidia Technologies or RareGen to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with employees, customers, suppliers, licensees, collaborators, business partners or other parties resulting from the announcement or completion of the Merger Transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger Transaction that could affect Liquidia Technologies’ and/or RareGen’s financial performance; (x) certain restrictions during the pendency of the Merger Transaction that may impact Liquidia Technologies’ or RareGen’s ability to pursue certain business opportunities or strategic transactions; (xi) continued availability of capital and financing and rating agency actions; (xii) legislative, regulatory and economic developments; and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, global pandemics such as coronavirus, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed Merger Transaction, are more fully discussed in the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement. While the list of factors presented here is, and the list of factors presented in the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Liquidia Technologies’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and Liquidia Technologies’ subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Liquidia Technologies’ or RareGen’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Liquidia Technologies nor RareGen assumes any obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.